DRYDEN SHORT-TERM BOND FUND, INC.

ARTICLES SUPPLEMENTARY

Dryden Short-Term Bond Fund, Inc., a Maryland corporation (the “Corporation”), having its principal office in Baltimore City, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:                      The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended (the “1940 Act”)

SECOND:                      Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article IV, Section 1 of the charter of the Corporation (the “Charter”), the Board of Directors has duly reclassified the authorized and unissued shares of its common stock, par value $.01 per share (“Common Stock”), as set forth in these Articles Supplementary.

THIRD:                      Prior to the reclassification authorized by these Articles Supplementary,  the total number of shares of all classes and series of stock which the Corporation has authority to issue is 593,750,000 shares, par value $.01 per share, having an aggregate par value of $5,937,500, classified and designated as follows:

Dryden Short-Term Corporate Bond Fund

Class A Common Stock                                                                                62,500,000 shares
Class B Common Stock                                                                                62,500,000 shares
Class C Common Stock                                                                                62,500,000 shares
Class R Common Stock                                                                                62,500,000 shares
Class Z Common Stock                                                                                62,500,000 shares

Dryden Ultra Short Bond Fund

Class A Common Stock                                                                                31,250,000 shares
Class B Common Stock                                                                                31,250,000 shares
Class C Common Stock                                                                                31,250,000 shares
Class R Common Stock                                                                                31,250,000 shares
Class Y Common Stock                                                                              125,000,000 shares
Class Z Common Stock                                                                                31,250,000 shares

FOURTH:                      As reclassified hereby, the total number of shares of all classes and series of stock which the Corporation has authority to issue is 593,750,000 shares, par value $.01 per share, having an aggregate par value of $5,937,500, classified and designated as follows:

Dryden Short-Term Corporate Bond Fund

Class A Common Stock                                                                                93,750,000 shares
Class B Common Stock                                                                                93,750,000 shares
Class C Common Stock                                                                                93,750,000 shares
Class R Common Stock                                                                                93,750,000 shares
Class Y Common Stock                                                                              125,000,000 shares
Class Z Common Stock                                                                                93,750,000 shares

FIFTH:                      The foregoing does not change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption, as set forth in the Charter, of the classes and series of the capital stock of the Corporation existing before the reclassification.

SIXTH:                      These Articles Supplementary shall become effective upon filing with the State Department of Assessments and Taxation of Maryland.

IN WITNESS WHEREOF, Dryden Short-Term Bond Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on March 31, 2008.

WITNESS:                                                      DRYDEN SHORT-TERM BOND FUND, INC.

/s/ Deborah A. Docs                                                                By:  /s/ Judy A. Rice
Deborah A. Docs,                                                             Judy A. Rice,
Secretary                                                             President

THE UNDERSIGNED, President of DRYDEN SHORT-TERM BOND FUND, INC., who executed on behalf of the Corporation the foregoing Articles Supplementary which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of his/her knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ Judy A. Rice

Judy A. Rice, President